As filed with the Securities and Exchange Commission on July 12, 2011
Registration No. 333-167469
Registration No. 333-151701
Registration No. 333-134427
Registration No. 333-129732
Registration No. 333-116006
Registration No. 333-110866
Registration No. 333-33734
Registration No. 333-33772
Registration No. 333-87919

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167469
 Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151701
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-134427
 Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-129732
 Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-116006
 Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-110866
 Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-33734
 Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-33772
 Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-87919

UNDER
THE SECURITIES ACT OF 1933

INTERACTIVE INTELLIGENCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	45-1505676 (I.R.S. Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

INTERACTIVE INTELLIGENCE, INC. 2006 EQUITY INCENTIVE PLAN
INTERACTIVE INTELLIGENCE, INC. EMPLOYEE STOCK PURCHASE PLAN
INTERACTIVE INTELLIGENCE, INC. OUTSIDE DIRECTORS STOCK OPTION PLAN
INTERACTIVE INTELLIGENCE, INC. 1999 STOCK OPTION AND INCENTIVE PLAN
INTERACTIVE INTELLIGENCE, INC. 401(K) SAVINGS PLAN
(Full title of the Plans)

Stephen R. Head
Chief Financial Officer,
Senior Vice President of Finance and Administration,
Secretary and Treasurer
Interactive Intelligence Group, Inc.
7601 Interactive Way
Indianapolis, Indiana 46278
(Name and address of agent for service)

(317) 872-3000
(Telephone number, including area code, of agent for service)

Copy to:

Janelle Blankenship
Baker & Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	❒	Accelerated filer	☑

Non-accelerated filer	❒ (Do not check if a smaller reporting company)	Smaller reporting company	❒

EXPLANATORY NOTE

This Post-Effective Amendment (this “Amendment”) is being filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment No. 1 to the registration statements on Form S-8 (File Nos. 333-167469, 333-151701, 333-134427, 333-129732, 333-110866, 333-33734 and 333-33772) and Post-Effective Amendment No. 2 to the registration statements on Form S-8 (File Nos. 333-116006 and 333-87919) (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by Interactive Intelligence Group, Inc., an Indiana corporation (“ININ Group” or the “Registrant”), as the successor registrant to Interactive Intelligence, Inc., also an Indiana corporation (the “Predecessor Registrant”).

On July 1, 2011, the Predecessor Registrant completed its holding company reorganization pursuant to the Agreement and Plan of Reorganization dated as of April 11, 2011 (the “Reorganization Agreement”), by and among ININ Group, the Predecessor Registrant and ININ Corp., an Indiana corporation (“MergerCo”). The Reorganization Agreement was approved by the shareholders of the Predecessor Registrant at its annual meeting of shareholders held on June 10, 2011, for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reorganization Agreement provided for the merger (the “Merger”) of the Predecessor Registrant with MergerCo, with the Predecessor Registrant surviving the Merger as a wholly owned subsidiary of ININ Group.  At the effective time of the Merger:

•
Each outstanding share of the Predecessor Registrant's common stock was automatically converted into one share of ININ Group common stock, and the current shareholders of the Predecessor Registrant became shareholders of ININ Group on a one-for-one basis, holding the same number of shares and the same ownership percentage after the reorganization as they held prior to the reorganization.

•
Each of the outstanding options to acquire shares of the Predecessor Registrant's common stock was automatically converted into an option to acquire an identical number of shares of ININ Group common stock with the same terms and conditions as before the reorganization.

•
Each outstanding restricted stock unit for shares of the Predecessor Registrant's common stock was automatically converted into a restricted stock unit for an identical number of shares of ININ Group common stock.

Upon completion of the reorganization, ININ Group replaced the Predecessor Registrant as the publicly held corporation. As of July 1, 2011, shares of ININ Group commenced trading on the NASDAQ Global Select Market under the same symbol as the Predecessor Registrant, “ININ”.

ININ Group and its subsidiaries continue to conduct all of the operations previously conducted by the Predecessor Registrant and its subsidiaries prior to the reorganization and the consolidated assets, liabilities, operations and financial condition of ININ Group immediately after the reorganization are the same as those of the Predecessor Registrant immediately prior to the reorganization. The directors and executive officers of ININ Group immediately following the reorganization are the same individuals who were directors and executive officers, respectively, of the Predecessor Registrant immediately prior to the reorganization.

In accordance with Rule 414 under the Securities Act, ININ Group, as the successor issuer to the Predecessor Registrant, hereby adopts each Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act. The applicable registration fees were paid at the time of the original filing of each Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as originally filed with the Securities and Exchange Commission (the “Commission”) by ININ Group or the Predecessor Registrant, are hereby incorporated herein by reference:

(a)	the Predecessor Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 16, 2011;

(b)	the Predecessor Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Commission on May 9, 2011;

(c)	the Predecessor Registrant’s Current Reports on Form 8-K filed with the Commission on February 7, 2011, April 11, 2011, April 25, 2011, June 16, 2011 and July 6, 2011;

(d)	ININ Group's Current Report on Form 8-K filed with the Commission on July 6, 2011; and

(e)	the description of ININ Group’s Common Stock contained in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-173435) as declared effective by the Commission on April 28, 2011, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by ININ Group pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any information furnished pursuant to any Current Report on Form 8-K, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of the Registration Statements to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statements.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

As permitted by the Indiana Business Corporation Law, ININ Group's Articles of Incorporation provide for indemnification of directors, officers, employees and agents (“Eligible Person”) of ININ Group against all liability and reasonable expense that may be incurred by them, arising out of any claim, action, suit or proceeding and all appeals thereof, civil, criminal, administrative or investigative, formal or informal, in which they may become involved by reason of being or having been an Eligible Person. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the board of directors must have determined, based upon a written finding of legal counsel or another independent referee, or a court of competent jurisdiction must have determined, that such persons acted in good faith, in what they reasonably believed to be the best interests of ININ Group or at least not opposed to its best interests and, in addition, with respect to any criminal action, had reasonable cause to believe that their conduct was lawful or had no reasonable cause to believe that their conduct was unlawful. The Articles of Incorporation authorize ININ Group to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

The rights of indemnification provided by the Articles of Incorporation are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the Articles of Incorporation, ININ Group may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

In addition, ININ Group has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities under the Securities Act, subject to applicable retentions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statements:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statements.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statements or any material change to such information in the Registration Statements;

    Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the
    Exchange Act that are incorporated by reference in the Registration Statements.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 12, 2011.

Interactive Intelligence Group, Inc. (Registrant).

By:	/s/ Stephen R. Head
Stephen R. Head
Chief Financial Officer, Senior Vice President of Finance and Administration
Secretary and Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby authorizes and appoints Donald E. Brown, M.D. and Stephen R. Head, each with full power of substitution, attorney-in-fact to execute in the name and on behalf of such person any amendment to the Registration Statements, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in the Registration Statements as the Registrant deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date
/s/ Donald E. Brown, M.D. Donald E. Brown, M.D.	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2011
/s/ Stephen R. Head Stephen R. Head	Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2011
/s/ Richard G. Halperin Richard G. Halperin	Director	July 12, 2011
/s/ Edward L. Hamburg, Ph.D. Edward L. Hamburg, Ph.D	Director	July 12, 2011
/s/ Michael C. Heim Michael C. Heim	Director	July 12, 2011
/s/ Mark E. Hill Mark E. Hill	Director	July 12, 2011
/s/ Richard A. Reck Richard A. Reck	Director	July 12, 2011

        The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Indianapolis, State of Indiana, on July 12, 2011.

INTERACTIVE INTELLIGENCE, INC. 401(k) SAVINGS PLAN

By:	Investment Committee

/s/ Stephen R. Head
Stephen R. Head

/s/ Debra L. Jones
Debra L. Jones

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith
4.1	Articles of Incorporation of Interactive Intelligence Group, Inc., as currently in effect	S-4/A (Registration No. 333-173435)	Annex II to the Proxy Statement / Prospectus	April 27, 2011

4.2	By-Laws of Interactive Intelligence Group, Inc., as currently in effect	S-4/A (Registration No. 333-173435)	Annex III to the Proxy Statement / Prospectus	April 27, 2011

5.1	Opinion of Baker & Daniels LLP				X

5.2
Copy of the Internal Revenue Service determination letter dated March 31, 2008 that Interactive Intelligence, Inc. 401(k) Savings Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.
					X

23.1	Consent of KPMG LLP				X

23.2	Consent of Baker & Daniels LLP (included in the Opinion of Baker & Daniels LLP filed as Exhibit 5)				X

24	Powers of Attorney (included on the Signature Page of this Post-Effective Amendment to the Registration Statements)				X

99.1	Interactive Intelligence, Inc. 2006 Equity Incentive Plan, As Amended May 20, 2010	8-K*	10.33	5/24/2010

99.2	Amended Interactive Intelligence, Inc. Employee Stock Purchase Plan, as currently in effect	8-K*	10.28	1/5/2006

99.3	Interactive Intelligence, Inc. Amended Outside Directors Stock Option Plan, as currently in effect	DEF 14A*	Appendix A	4/8/2004

99.4	Interactive Intelligence, Inc. Amended 1999 Stock Option and Incentive Plan, as currently in effect	10-K*	10.3	3/17/2008

99.5	Interactive Intelligence, Inc. 401(k) Savings Plan	S-8* (Registration No. 333-33772)	4.3	3/31/2000

99.6	Assumption and General Amendment of Company Plans, dated as of July 1, 2011, between Interactive Intelligence, Inc. and Interactive Intelligence Group, Inc.	8-K	10.1	7/6/2011
________________

*  Available under the filings of Interactive Intelligence, Inc. (CIK No. 0001083318).